Exhibit 99.1

Contact:

John Swanson

Swanson Communications, Inc.

(516) 671-8582

Jeremy Warnick

LoJack Corporation

(781) 302-4200

LOJACK CORPORATION REPORTS

FOURTH QUARTER AND FULL YEAR 2011 RESULTS

Fourth Quarter Highlights

•	Revenue of $42.5 Million

•	Adjusted EBITDA of $7.7 Million

Full Year Revenue and Adjusted EBITDA Beat Guidance

•	First Full Year Positive Net Income and EPS Since 2007

Canton, MA, February 21, 2012 – LoJack Corporation (NASDAQ GS: “LOJN”) , the global leader in finding and recovering a wide range of mobile assets including cars, construction equipment and motorcycles, today reported its financial results for the three and twelve-month periods ended December 31, 2011.

Three Months Ended December 31, 2011

The company reported that consolidated revenue for the fourth quarter of 2011 was $42.5 million, up 6.1% from $40.0 million in the same quarter last year. Revenue in the company’s North America segment was $25.5 million for the quarter, up 11.1% from $23.0 million generated in the same quarter last year. Revenue in the company’s International segment for the fourth quarter of 2011 was $16.1 million, down 1.8% from $16.4 million in the same quarter last year.

Randy L. Ortiz, President and Chief Executive Officer, said, “We were pleased to surpass the year end consolidated revenue and adjusted EBITDA guidance that we established after our third quarter financial results. We improved profitability and stabilized our results in the fourth quarter. We recognize that our unit volume in the U.S. domestic auto market did not keep pace with the retail auto sales for the quarter. As a result, we are focused on expanding our portfolio of dealers and brands to drive greater revenue growth in that market.”

Consolidated gross profit for the fourth quarter of 2011 was $23.0 million, up 12.8% from $20.4 million in the same quarter last year, due to higher revenues and higher gross margin percentage. Gross profit as a percentage of revenue for the fourth quarter of 2011 was 54.1%, up from 50.9% in the fourth quarter of the prior year.

Operating expenses in the fourth quarter of 2011 increased $1.0 million from the fourth quarter of 2010 to $17.3 million.

Adjusted EBITDA for the fourth quarter of 2011, which includes the items reflected in Table 1, was $7.7 million, compared to $6.4 million in the fourth quarter of 2010.

Net income to LoJack Corporation for the fourth quarter of 2011 was $4.6 million, or $0.26 per diluted share, compared to net income of $2.7 million, or $0.15 per diluted share, in the fourth quarter of the prior year.

Full Year ended December 31, 2011

The company reported that consolidated revenue for 2011 was $140.8 million, down 4.0% from $146.6 million last year and ahead of the company’s post-third quarter guidance of $137 million—$139 million. Revenue in the company’s North America segment was $95.8 million for the year, down $0.4 million from the $96.2 million of revenue generated last year. Revenue in the company’s International segment for 2011 was $41.9 million, down 10.7% from $46.9 million last year.

Mr. Ortiz said, “While we had a slower than anticipated first half of 2011, we were pleased to see the company make progress in the fourth quarter and exceed revenue and Adjusted EBITDA guidance. We delivered profitability in 2011, demonstrated confidence in the business by participating in the stock repurchase program for the first time since 2008, and ended the year financially sound and with the resources to grow our business.

“Additionally, several of our complementary business units surpassed expectations for the year. Revenue in Italy during 2011 increased 40% over the prior year as we grew our subscriber base in Italy by 57%. Unit shipments for our commercial division in the U.S. jumped 74% over last year.”

Consolidated gross margin for 2011 was $72.9 million, down slightly from $73.7 million last year, due to lower revenues partially offset by a higher gross margin percentage. Gross margin as a percentage of revenue for 2011 was 51.8%, up from 50.2% last year.

Operating expenses for 2011 decreased $3.7 million, or 5.0%, from 2010 to $70.3 million.

Adjusted EBITDA for 2011, which includes the items reflected in Table 1, was $11.4 million, compared to $10.2 million in 2010.

Net income to LoJack Corporation for 2011 was $1.4 million, or $0.08 per diluted share, compared to a net loss of $18.3 million, or ($1.06) per basic and diluted share, in 2010.

Mr. Ortiz said, “As we enter 2012, we are encouraged by the ongoing recovery of the U.S automotive market. The vehicle scrappage rate for the foreseeable future is 14 million vehicles per year and the average age of vehicles on the road in the U.S. is nearly 11 years, while the intention to buy a new vehicle in six months continues to increase. When you couple these factors with the increase in credit available in consumer markets, low interest rates, attractive leasing options and increased inventory, we see a strong foundation for growth in 2012 and beyond. We’re optimistic that these external trends will work to our advantage, but we’re not relying solely on changes in the market to improve our performance.

“We are aggressively implementing a growth plan within the company that better aligns our resources to take advantage of these market fundamentals. We look to improve upon our integration with dealers in a way that enhances customer satisfaction and leverages the value and trust our consumers have in the LoJack brand and our unique relationship with law enforcement.”

Stock Repurchase Program

During the fourth quarter of 2011, the company repurchased 368,833 shares of its common stock under its stock repurchase plan at an average cost of $2.82 per share. As of December 31, 2011, the company had an outstanding authority to repurchase 1,312,945 shares.

About LoJack Corporation

LoJack Corporation, the company that invented the stolen vehicle recovery market more than two decades ago, is the global leader in finding and recovering a wide range of mobile assets including cars, construction equipment and motorcycles – having recovered nearly USD$4 billion in stolen assets worldwide. LoJack’s core competencies are being applied into new areas, such as the prevention, detection and recovery of stolen cargo and finding and rescuing people with cognitive conditions such as autism and Alzheimer’s. LoJack has proven processes and technology for recovery – Radio Frequency – and unique integration with law enforcement agencies, making its offerings proven solutions that not only deliver a wide range of recoveries, but also enhance public safety. LoJack’s Stolen Vehicle Recovery System operates in 28 states and the District of Columbia, and in more than 30 countries throughout North America, South America, Europe, Africa and Asia. For more information, visit http://www.lojack.com.

To access the webcast of the company’s conference call to be held at 5:00 PM ET, February 21, 2012, log onto www.lojack.com (click “About Us,” “Investor Relations,” and then click “Events and Presentations”). An archive of the webcast will be available through http://www.lojack.com until superseded by the next quarter’s earnings release and related webcast.

Safe Harbor Regarding Forward Looking Statements

From time to time, information provided by the company or statements made by its employees may contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws, which involve risks and uncertainties. Any statements in this news release that are not statements of historical fact are forward-looking statements (including, but not limited to, statements concerning the characteristics and growth of (i) the company’s market, portfolio of dealers and brands, (ii) customers and auto inventories, (iii) expected timing of licensee purchases, (iv) the company’s objectives and plans for future operations and products, including our integration with our dealers, and (v) the company’s expected liquidity, revenue, profit margins, adjusted EBITDA and capital resources). Such forward-looking statements are based on a number of assumptions and involve a number of risks and uncertainties, and accordingly, actual results could differ materially. Factors that may cause such differences include, but are not limited to: (i) the continued and future acceptance of the company’s products and services; (ii) our ability to obtain financing from lenders; (iii) the outcome of ongoing litigation involving the company; (iv) the rate of growth in the industries of the company’s customers; (v) our relationships with our licensees and the strength of their business; (vi) the presence of competitors with greater technical, marketing, and financial resources; (vii) the company’s customers’ ability to access the credit markets; (viii) the company’s ability to promptly and effectively respond to technological change to meet evolving customer needs; (ix) the company’s ability to successfully expand its operations; and (x) changes in general economic or geopolitical conditions. For a further discussion of these and other significant factors to consider in connection with forward-looking statements concerning the company, reference is made to the company’s Annual Report on Form 10-K for the year ended December 31, 2010 and the company’s other filings with the Securities and Exchange Commission.

Except as required by law, the company undertakes no obligation to release publicly the result of any revision to the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains the non-GAAP financial measure, adjusted EBITDA. The company believes that the inclusion of this non-GAAP financial measure in this press release helps investors to gain a meaningful understanding of changes in the company’s core operating results, and can also help investors who wish to make comparisons between LoJack and other companies on both a GAAP and a non-GAAP basis. LoJack management uses this non-GAAP measure, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures are also used by management to assist with their financial and operating decision making.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release.

Table 1 – Adjusted EBITDA Computation

GAAP to Pro Forma Non-GAAP Reconciliation

(in thousands)

	September 30,	September 30,
	Three Months ended December 31, 2011	Three Months ended December 31, 2010
	$	$

Net income, as reported	$4,609	$2,752
Adjusted for:
Provision for income taxes	1,409	819
Other income (expense)	369	(466)

Operating income	$5,649	$4,037

Adjusted for:

Depreciation and amortization	1,507	1,791
Stock compensation expense	520	573

Adjusted EBITDA	$7,676	$6,401

GAAP to Pro Forma Non-GAAP Reconciliation

(in thousands)

	September 30,	September 30,
	Twelve Months ended December 31, 2011	Twelve Months ended December 31, 2010
	$	$

Net income (loss), as reported	$1,388	$(18,636)
Adjusted for:
Provision for income taxes	2,566	17,428
Other income (expense)	1,389	(823)

Operating income (loss)	$2,565	$(385)

Adjusted for:

Depreciation and amortization	6,426	7,581

Stock compensation expense	2,436	3,041

Adjusted EBITDA	$11,427	$10,237

LoJack Corporation and Subsidiaries

Condensed Consolidated Statement of Operations

(in thousands, except share and per share amounts)

	September 30,	September 30,
	Three Months Ended
	December 31,
	2011	2010
	(unaudited)

Revenues	$42,469	$40,011

Cost of goods sold	19,504	19,651

Gross profit	22,965	20,360

Costs and expenses:
Product development	1,312	1,252
Sales and marketing	6,782	6,571
General and administrative	7,789	6,805
Depreciation and amortization	1,433	1,695

Total	17,316	16,323

Operating income	5,649	4,037

Other income (expense):
Interest income	59	—
Interest expense	(152)	(376)
Other, net	462	(90)

Total	369	(466)

Income before provision for income taxes	6,018	3,571
Provision for income taxes	1,409	819

Net income	4,609	2,752
Net income attributable to noncontrolling interest in consolidated subsidiary	12	4

Net income attributable to LoJack Corporation	$4,597	$2,748

Diluted net income per share attributable to LoJack Corporation	$0.26	$0.15

Weighted average diluted common shares outstanding	17,855,201	17,915,507

LoJack Corporation and Subsidiaries

Condensed Consolidated Statement of Operations

(in thousands, except share and per share amounts)

	September 30,	September 30,
	Full Year Ended
	December 31,
	2011	2010
	(unaudited)

Revenues	$140,821	$146,635

Cost of goods sold	67,932	72,961

Gross profit	72,889	73,674

Costs and expenses:
Product development	5,318	6,162
Sales and marketing	26,880	29,308
General and administrative	32,058	31,479
Depreciation and amortization	6,068	7,110

Total	70,324	74,059

Operating income (loss)	2,565	(385)

Other income (expense):
Interest income	1,005	31
Interest expense	(638)	(665)
Other, net	1,022	(189)

Total	1,389	(823)

Income (loss) before provision for income taxes	3,954	(1,208)
Provision for income taxes	2,566	17,428

Net income (loss)	1,388	(18,636)
Net loss attributable to noncontrolling interest in consolidated subsidiary	(41)	(330)

Net income (loss) attributable to LoJack Corporation	$1,429	$(18,306)

Diluted net income (loss) per share attributable to LoJack Corporation	$0.08	$(1.06)

Weighted average diluted common shares outstanding	17,967,394	17,348,433

LoJack Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	September 30,	September 30,
	December 31, 2011	December 31, 2010
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$49,645	$51,789
Restricted cash	225	175
Marketable securities at fair value	1,778	1,365
Accounts receivable, net	28,492	26,897
Inventories	6,628	8,506
Prepaid expenses and other	3,016	4,036
Prepaid and receivable income taxes	429	657
Deferred income taxes	504	308

Total current assets	90,717	93,733

PROPERTY AND EQUIPMENT, NET	13,426	15,114
DEFERRED INCOME TAXES	124	101
INTANGIBLE ASSETS, NET	110	294
GOODWILL	1,717	1,717
OTHER ASSETS, NET	8,189	11,352

TOTAL ASSETS	$114,283	$122,311

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Short term debt	$274	$146
Accounts payable	6,222	7,097
Accrued and other liabilities	12,107	11,111
Current portion of deferred revenue	19,007	21,824
Accrued compensation	4,211	4,681

Total current liabilities	41,821	44,859

LONG-TERM DEBT	11,013	8,798
DEFERRED REVENUE	19,430	28,834
DEFERRED INCOME TAXES	313	308
OTHER ACCRUED LIABILITIES	3,684	3,503
ACCRUED COMPENSATION	1,241	1,633

TOTAL LIABILITIES	77,502	87,935

COMMITMENTS AND CONTINGENT LIABILITIES	—	—
EQUITY:
Preferred stock—$.01 par value; authorized, 10,000,000 shares; one special voting preferred share issued and outstanding	—	—
Common stock—$.01 par value; authorized, 35,000,000 shares; issued and outstanding,18,101,003 at December 31, 2011 and 18,296,959 at December 31, 2010	181	183
Additional paid-in capital	21,265	19,968
Accumulated other comprehensive income	6,435	6,713
Retained earnings	9,120	7,691

Total LoJack Corporation equity	37,001	34,555
Noncontrolling interest in subsidiary	(220)	(179)

Total equity	36,781	34,376

TOTAL	$114,283	$122,311

NOTE: The full text of this news release can be accessed for 30 days at www.prnewswire.com. This news release as well as current financial statements may also be accessed on the Internet at www.lojack.com. Each quarter’s release is archived on the LoJack website under “Investor Relations” during the fiscal year (click “About Us”, then, click “Investor Relations”, click “Press Releases”). The company’s Annual Report, Form 10-Q and Form 10-K filings are also available on its website. Copies of the company’s financial information, including news releases, may also be obtained by contacting Swanson Communications, Inc. at (516) 671-8582.